UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2014

Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road, San Ramon, CA	94583
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (925) 842-1000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On March 26, 2014, the independent Directors of the Board of Directors (“Board”) of Chevron Corporation (“Chevron”) approved a $36,000 increase to the annual base salary of J.S. Watson, Chairman and Chief Executive Officer, resulting in an annual base salary of $1,836,000, and ratified the decision of the Management Compensation Committee of the Board to increase the annual base salary of P.E. Yarrington, Chevron’s Chief Financial Officer, by $50,000, resulting in an annual base salary of $1,050,000, and to increase the annual base salary of the following executives who are named in the Summary Compensation Table in Chevron’s 2013 Proxy Statement: G.L. Kirkland, increase of $75,000, resulting in an annual base salary of $1,525,000; R.H. Pate, increase of $25,000, resulting in an annual base salary of $850,000; and M.K. Wirth, increase of $19,200, resulting in an annual base salary of $1,069,200. These base salary increases will be effective April 1, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEVRON CORPORATION
Dated: March 28, 2014	By	/S/ CHRISTOPHER A. BUTNER
Christopher A. Butner,
Assistant Secretary and Managing Counsel, Securities/Corporate Governance